UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2009

MATECH Corp.
(Exact name of registrant as specified in its chapter)

Delaware	333-23617	95-4622822
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707
Los Angeles, CA 90049
(Address of principal executive offices)

(310) 208-5589
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  – Registrant’s Business and Operations

Item 3.02    Unregistered Sales of Equity Securities

On July 10, 2009, sixteen holders of warrants to purchase 39,762,219 shares of common stock of MATECH Corp. (the “Company”) exercised their warrants and were issued 39,762,119 shares of the common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2009	MATECH CORP., a Delaware corporation

	By:	/s/ Robert M. Bernstein
Robert M. Bernstein
Co-Chief Executive Officer